EXHIBIT 10.5

                         CONSOLIDATION PROMISSORY NOTE
                         (For Revolving Line of Credit)


$20,000,000.00
- - --------------
                                                      November 16, 1994
                                             Fort Lauderdale, Florida



     FOR VALUE RECEIVED, HEFTLER REALTY CO., a Florida corporation, (some-times hereinafter referred to as the "undersigned" or the "Borrower"), promises to pay to the order of NationsBank of Florida, N.A., a national banking association or any subsequent holder of this note ("Bank") at its principal offices located at 701 West Cypress Creek Road, Suite 101, Fort Lauderdale, Florida (or at such other place or places as Bank may designate) the principal sum of TWENTY MILLION and NO/100 DOLLARS ($20,000,000.00) or so much thereof as may be from time to time outstanding, plus interest thereon at the Rate hereinafter defined, all in accordance with the terms and conditions of this Promissory Note (the "Note") and in accordance with the Loan Agreement dated August 29, 1994, and as amended between Borrower and Bank (the "Loan Agreement"). This Note is secured by a Real Estate Mortgage, Assignment and Security Agreement dated August 29, 1994, as amended, filed for record in the Public Records of Dade and Broward County, Florida (the "Mortgage"), Security Agreements, UCC Financing Statements filed for record in the Public Records of Dade and Broward County, Florida, and in the Office of the Secretary of State of the State of Florida (the "Financing Statements"), the Loan Agreement and other agreements by and between Borrower and Bank. The Mortgage, the Financing Statements, the Letter(s) of Credit issued by Bank for the benefit of Borrower and such other agreements are hereinafter referred to collectively as the "Security Documents" and the loan evidenced thereby is hereinafter referred to as the "Loan." Terms used herein but not otherwise defined hereunder are defined as set forth in the Security Documents or the Loan Agreement. All of the terms, definitions, conditions and covenants of the Loan Agreement and the Security Documents are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Loan Agreement and the Security Documents. Subject to the terms and conditions of this Note and the Security Documents, Bank shall advance funds to Borrower pursuant to the terms of the Loan Agreement, such that Borrower may borrow, partially or wholly repay, and reborrow, on a revolving basis, up to a maximum principal sum equal to the face amount of this Note at any one time outstanding.

1. Prime Rate. For purposes hereof, "Prime Rate" means the fluctuating rate of interest per annum established by Bank as its prime lending rate in effect from time to time whether or not such rate shall be otherwise published. Such Prime Rate is established by Bank as an index or base rate and may or may not at any time be the best or lowest rate of interest offered by Bank.

2. Interest. The outstanding Loan principal balance shall bear interest at a variable rate per annum equal to the Prime Rate plus one-half of one percent (0.50%). The interest rate hereunder shall be adjusted daily in accordance with fluctuations in the Prime Rate. Interest shall be computed on the basis of a daily amount of interest accruing on the daily outstanding principal balance during a 360-day year multiplied by the actual number of days the principal is outstanding during such applicable interest period. The initial Prime Rate at the time of execution of this Note is 7.75% so the initial Note rate is 8.25%.

3. Payment of Interest. Interest accrued in accordance with this Note shall be due and payable monthly, in arrears, on the first day of each month immediately following the calendar month for which said interest has accrued. All accrued but unpaid interest and principal shall be due and payable in full on the Maturity Date, as defined in Paragraph 6 below. All payments of principal and interest shall be made in lawful currency of the United States of America which shall be legal tender in payment of all debts, public and private, at the time of payment.

4. Prepayment. This Note may be prepaid in whole or in part at any time without fee, premium or penalty. Any partial prepayment shall be applied in accordance with paragraph 10 below and shall not postpone the due date of any subsequent periodic installments or the Maturity Date, or change the amount of such installments due, unless Bank shall otherwise agree in writing.

5. Late Charges. Should Borrower fail to pay the installments of interest or principal (if applicable) on any due date provided for herein or within ten (10) days thereafter, then Borrower further promises to pay a late payment charge equal to four percent (4%) of the amount of the unpaid installment as liquidated compensation to Bank for the extra expense to Bank to process and administer the late payment, Borrower agreeing, by execution hereof, that any other measure of compensation for a late payment is speculative and impossible to compute. This provision for late charges shall not be deemed to extend the time for payment or be a "grace period" or "cure period" that gives Borrower a right to cure a Default or Default Condition. Imposition of late charges is not contingent upon the giving of any notice or lapse of any cure period provided for in the Mortgage and shall not be deemed a waiver of any right or remedy of Bank, including without limitation, acceleration of this Note.

6. Maturity Date. The then outstanding principal balance plus all accrued but unpaid interest shall be due and payable on August 29, 1996 (the "Maturity Date").

7. Default. Any failure of Borrower to comply with any term, covenant, or condition of this Note, including without limitation, Borrower's failure to pay principal, interest, or expenses when same shall become due or the existence of any Default Condition or Default under the Security Documents or Loan Agreement shall be deemed, at the option of Bank, a Default under this Note. Notwithstanding the foregoing, Borrower shall have a ten (10) day grace period as to the payment of interest and other charges.

8. Acceleration. Upon the occurrence of a Default hereunder or under the terms of any one or more of the Security Documents or the Loan Agreement, Bank may declare the then outstanding principal and all accrued but unpaid interest immediately due and payable and upon acceleration and thereafter this Note shall bear interest at the Default Rate, hereinafter defined, until all indebtedness evidenced hereby and secured by the Security Docu-ments has been paid in full. Further, in the event of such acceleration, the Loan, and all other indebtedness of Borrower to Bank arising out of or in connection with the Loan shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by Borrower.

9. Default Rate. After default or maturity or upon acceleration, and thereafter, the unpaid indebtedness then evidenced by this Note and due under and secured by the Security Documents shall bear interest at a fixed rate equal to the lesser of (a) the maximum rate then permitted under applicable law, or (b) twenty percent (20%) per annum.

10. Application of Payments. All sums received by Bank for application to the Loan may be applied by Bank to late charges, expenses, costs, interest, principal, and other amounts owing to Bank in connection with the Loan in the order selected by Bank in its sole discretion.

11. Expenses. In the event this Note is not paid when due on any stated or accelerated maturity date, or should it be necessary for Bank to enforce any other of its rights under this Note, the Loan Agreement, or the Security Documents, Borrower will pay to Bank, in addition to principal, interest and other charges due hereunder or under the Loan Agreement or the Security Documents, all costs of collection or enforcement, including reasonable attorneys' fees, paralegals' fees, legal assistants' fees, costs and expenses, whether incurred with respect to collection, litigation, bankruptcy proceedings, interpretation, dispute, negotiation, trial, appeal, defense of actions instituted by a third party against Bank arising out of or related to the Loan, enforcement of any judgment based on this Note, or otherwise, whether or not a suit to collect such amounts or to enforce such rights is brought or, if brought, is prosecuted to judgment. Notwithstanding the foregoing, the prevailing party in any litigation arising out of or related to the Loan shall recover its fees and costs described in this subparagraph from the non-prevailing party.

12. Waiver. All persons now or at any time liable for payment of this Note, whether directly or indirectly, including without limitation any Guarantor, hereby waive presentment, protest, notice of protest and dishonor. The undersigned expressly consents to any extensions and renewals, in whole or in part, to the release of any co-makers and any collateral security or portions thereof, given to secure this Note, and all delays in time of payment or other performance which Bank may grant, in its sole discretion, at any time and from time to time without limitation all without any notice or further consent of Borrower, and any such grant by Bank shall not be deemed a waiver of any subsequent delay or any of Bank's rights hereunder or under the Loan Agreement or the Security Documents.

13. Usury. In no event shall this or any other provision herein or in the Loan Agreement or Security Documents, permit the collection of any interest which would be usurious under the laws of the State of Florida. If any such interest in excess of the maximum rate allowable under applicable law has been collected, Borrower agrees that the amount of interest collected above the maximum rate permitted by applicable law, together with interest thereon at the rate required by applicable law, shall be refunded to Borrower, and Borrower agrees to accept such refund, or, at Borrower's option, such refund shall be applied as a principal payment hereunder.

14. Modification. This Note may not be changed orally, but only by an agreement in writing signed by the Bank and Borrower.

15. Applicable Law. This Note shall be governed by and construed in accordance with the laws of the State of Florida.

16. Notices. All notices or other communications required or permitted to be given pursuant to the provisions of this Note shall be given in accordance with the notice provisions of the Mortgage.

17. Successors and Assigns. As used herein, the terms "Borrower" and "Bank" shall be deemed to include their respective heirs, personal represen-tatives, successors and assigns.

18. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates or would prospectively operate to invalidate this Note, then and in any of those events, only such provision or provisions shall be deemed null and void and shall not affect any other provision of this Note. The remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby. In the event any provisions of this Note are inconsistent with the provisions of the Loan Agreement, the Security Documents, or any other agreements or documents executed in connection with this Note, this Note shall control.

19. Captions; Pronouns. Captions are for reference only and in no way limit the terms of this Note. The pronouns used in this instrument shall be construed as masculine, feminine, or neuter as the occasion may require.
Use of the singular includes the plural, and vice versa.

20. Business Day. Any reference herein or in the Loan Agreement or Security Documents to a day or business day shall be deemed to refer to a banking day which shall be a day on which Bank is open for the transaction of business, excluding any national holidays, and any performance which would otherwise be required on a day other than a banking day shall be timely performed in such instance, if performed on the next succeeding banking day. Notwithstanding such timely performance, interest shall continue to accrue hereunder until such payment or performance has been made.

21. Mandatory Arbitration. Any controversy or claim between or among the parties hereto including, but not limited to, those arising out of or relating to this agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.), and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this agreement applies in any court having jurisdiction over such action.

      (a) Special Rules: The arbitration shall be conducted in the city of the Borrower's domicile at the time of this agreement's execution and administered by J.A.M.S. who will appoint an arbitrator; if J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within 90 days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional 60 days.

     (b) Reservations of Rights: Nothing in this agreement shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this agreement; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of the Bank hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. The Bank may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this agreement. At Bank's option, foreclosure under a mortgage or deed of trust may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

22. Future Advance. This Note is a consolidation of that certain Promissory Note (For Revolving Line of Credit) dated August 29, 1994 in the original principal amount of Eight Million and No/100 Dollars ($8,000,000.00) and that certain Future Advance Promissory Note (For Revolving Line of Credit) dated November 16, 1994 in the original principal amount of Twelve Million and No/100 Dollars ($12,000,000.00) both made by Borrower in favor of Bank.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the day and year first above written.


                         Heftler Realty Co., a Florida corporation

                         By:  /s/Joel B. Kovin
                              ---------------------
                                 Joel B. Kovin
                                 Vice President    (SEAL)



     DOCUMENTARY STAMPS ON THE AMOUNT OF THIS NOTE HAVE BEEN PAID AND AFFIXED TO THE MORTGAGE AND MORTGAGE MODIFICATION AGREEMENT SECURING THIS NOTE.